Ex 3i(D)

Industry Canada	Industrie Canada

Corporations Canada	Corporations Canada
9th floor	9e étage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) K1A 0C8

December 31, 2004/le 31 dácembre 2004	Your file-Votre référence
416-361-4790
TANIA ZAMBRANO
WILDEBOER DELLELCE
1 FIRST CANADIAN PLACE	Our file-Notre référence
SUITE 810 P.O. BOX 4	427475-0
TORONTO ONTARIO
(ILLEGIBLE)

Re - Objet
SUNOPTA INC.

Enclosed herewith is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans raffaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l’émission de documents on vertu de la LCSA sera public dams le Bulletin des sociétés canadiennes. Un avis de l’émission de documents en vertu de la LCC sera public dans le Bulletin des sociétés canadiennes cl dans la Gazette du Canada.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	STL EST QUESTION DUNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DENOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÉTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NAUNS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted it subject to the laws of the jurisdiction where the company carries on business.

Celle dénonination sociale ext disponible an amant que Ica requérants assument toute responsabilité de risquo de confusion avue louics dénominadons commerciaics et toutes marques de commerce existantes (y compris coller qui sont citeer danile(s) rapport(s) de racherches de NIJAns perrinent(s)). Cette acceptation de responsabilité comprend l’obligation de changer in dénoninatino de in soclétê on ume denomination differento advenant id can on des representations sour failes etablismant qu’ily a ude probabilite de confusion, L’(ILLEGIBLE) de loue nom octroyé ost anjette a loute loi de la juridiction ou Ia societe exploite son enterprise.

Danielle Brazeau

For the Director Général, Corporations Canada	pour le Directour général, Corporations Canada

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par acltions

SUNOPTA INC.	427475-0

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named
corporation resulted from an amalgamation,
under   section 185 of the Canada Business
Corporations Act, of the corporations set out in
the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

January 1, 2005/le 1 janvier 2005

Director-Directeur	Date of Amalgamation - Date de fusion

Industry Canada

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SUNOPTA INC.

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ONTARIO

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THE AUTHORIZED CAPITAL OF THE CORPORATION SHALL CONSIST OF AN UNLIMITED NUMBER OF COMMON SHARES AND AN UNLIMITED NUMBER OF SPECIAL SHARES ISSUABLE IN SERIES, AS MORE PARTICULARLY SET OUT IN SCHEDULE “A” ATTACHED HERETO.

(ILLEGIBLE)	(ILLEGIBLE)

NONE

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A MINIMUM OF FIVE (5) AND A MAXIMUM OF FIFTEEN (15) DIRECTOR

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NONE

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SEE SCHEDULE “A” ATTACHED HERETO.

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☐ (ILLEGIBLE)
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☐ (ILLEGIBLE)

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6319734 CANADA INC.	6319734		Dec. 22/04	DIRECTOR

4157656 CANADA INC.	4157656		Dec. 22/04	DIRECTOR

KOFMAN - BARENHOLTZ FOODS LIMITED	031981–5		Dec. 22/04	DIRECTOR

SUNOPTA INC.	4208854		Dec. 22/04	DIRECTOR

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427475-0			DEC. 31 2004

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